PS BUSINESS PARKS, INC.
           Exhibit 11: Statement re: Computation of Earnings per Share

                                                                     For the Three Months Ended      For the Nine Months Ended
                                                                           September 30,                   September 30,
                                                                    --------------------------     --------------------------
                                                                       1998            1997           1998            1997
                                                                    -----------   ------------     -----------    -----------
BASIC AND DILUTED EARNINGS PER SHARE:
Net income and net income allocable to
   common shareholders (same for Basic and
   Diluted computations).....................................       $9,748,000      $1,182,000     $21,124,000     $2,659,000
                                                                    ===========   ============     ===========    ===========

Weighted average common shares outstanding:

   Basic weighted average common shares outstanding..........       23,635,650       3,555,777     17,920,028       2,652,109
   Net effect of dilutive stock options - based on treasury
     stock method using average market price.................           60,097               -         69,744               -
                                                                    -----------   ------------     -----------    -----------

   Diluted weighted average common shares outstanding........       23,695,747       3,555,777     17,989,772       2,652,109
                                                                    ===========   ============     ===========    ===========

Basic earnings per common share..............................       $     0.41      $     0.33     $     1.18      $     1.00
                                                                    ===========   ============     ===========    ===========
Diluted earnings per common share............................       $     0.41      $     0.33     $     1.17      $     1.00
                                                                    ===========   ============     ===========    ===========

                                   Exhibit 11